SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report: February 11, 2006

Emerge Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	02-28606	22-3387630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 North Post Oak Lane, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreements.

On February 11, 2006, Corporate Strategies, Inc. (“CSI”), a Delaware corporation and the wholly-owned and chief operating subsidiary of Emerge Captial Corp. (the “Registrant”), entered into that certain Securities Purchase Agreement with Elite Flight Solutions, Inc., a Delaware corporation (“Elite”), effective as of December 31, 2005, pursuant to which Elite purchased from CSI (a) 1,000 shares of the issued and outstanding Class A common stock of AIM American Mortgage, Inc., a Texas corporation (“AIM”), representing approximately eighty-five percent (85%) of the issued and outstanding common stock of AIM and (b) 554.57262 shares of Series A Preferred stock of AIM, representing one hundred percent (100%) of the issued and outstanding preferred stock of AIM. Elite purchased the shares of AIM Class A common stock and Series A Preferred stock referenced above in consideration of the issuance to CSI of a secured convertible debenture in the principal amount of $500,000. The secured convertible debenture is due and payable on December 31, 2010 and accrues interest at twelve percent (12%) per year. The holder may convert the secured convertible debenture, at its option, at a price per share equal to the lower of (i) $0.0004 or (ii) eighty percent (80%) of lowest closing bid price for forty-five (45) trading days immediately preceeding the date of conversion. The secured convertible debenture is secured by substantially all of the assets of Elite. In addition, at closing, Elite deposited $50,000 into the operating account of AIM to serve as working capital. Further, Elite agreed to register the shares of Elite Class A common stock underlying the secured convertible debenture, and Elite entered into a Joinder Agreement dated as of December 31, 2005 pursuant to which Elite agreed to become a party to that certain AIM Buy-Sell Agreement.

Item 3.02. Unregistered Sale of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description:

Exhibit	Description	Location

Exhibit 10.1	Securities Purchase Agreement, dated as of February 11, 2006, which is effective as of December 31, 2005, by and between Elite Fight Solutions, Inc. and Corporate Strategies, Inc.	Provided herewith

Exhibit 10.2	Registration Rights Agreement, dated as of February 11, 2006, which is effective as of December 31, 2005 by and between Elite Flight Solutions, Inc. and Corporate Strategies, Inc.	Provided herewith

Exhibit 10.3	Secured Convertible Debenture, dated as of February 11, 2006, which is effective as of December 31, 2005, issued to Corporate Strategies, Inc.	Provided herewith

Exhibit 10.4	Security Agreement, dated as of February 11, 2006, which is effective as of December 31, 2005, between Elite Flight Solutions, Inc. and Corporate Strategies, Inc.	Provided herewith

Exhibit 10.5	Joinder Agreement, dated as of February 11, 2006, which is effective as of December 31, 2005 by Elite Flight Solutions, Inc.	Provided herewith

Exhibit 10.6	Press Release	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2006	EMERGE CAPITAL CORP.

By: /s/ Timothy J. Connolly
Name: Timothy J. Connolly
Its: Chief Executive Officer and Director